SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

UNIVERSAL BIOENERGY, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

Nevada	333-123465	20-1770378
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

	128 Biodiesel Drive	38858
Nettleton, MS
	(Address of principal executive offices)	(Zip Code)

662-963-3333
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The following Company press release is being supplied here for disclosure purposes concerning misstatements of information about the Company being disseminated on the Internet and by email.

Press Release:

UNIVERSAL BIOENERGY, INC. EXPRESSLY DISCLAIMS ANY RESPONSIBILITY FOR TH E CONTENT, ACCURACY OF INFORMATION, AND QUALITY OF INFORMATION REGARDING UNIVERSAL PUBLISHED BY ANY THIRD-PARTY AND BEING DISSEMINATED ON THE INTERNET

INVESTORS SHOULD ONLY RELY ON INFORMATION PUBLISHED BY UNIVERSAL

Nettleton, Miss. Jan. 27 /PRNewswire-FirstCall/ -- Universal Bioenergy, Inc. (Pink Sheets: UBRG) announces that certain unauthorized inaccurate information is being published about Universal in an analyst report on BeaconEquity.com website, potentially other websites and publications, and an email spam concerning Universal.

After reviewing these materials, the company has found errors in statements concerning the company’s status and capabilities. Universal Bioenergy, Inc. strongly urges potential investors to rely solely on our SEC filings or information produced directly by the company. Universal recommends investors disregard any information published by third-parties.

Universal is a developmental stage company with limited operating history. To date it has not generated any revenue. Anyone considering purchasing securities of this company should review its filings with the Securities and Exchange Commission.

SOURCE: Universal Bioenergy, Inc.

Contact:

Universal Bioenergy, Inc.
Richard Craven
Ph.: 662-595-4164
Fax: 662-963-1333
E-mail: rdcraven@universalbioenergy.com

UNIVERSAL BIOENERGY, INC.
(Registrant)

Date: January 27, 2009	By:	/s/ Richard Craven
Richard Craven
Chief Executive Officer of
Universal Bioenergy, Inc.